UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 20, 2025

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-10435 (Commission File Number)	06-0633559 (IRS Employer Identification Number)

One Lacey Place, Southport, Connecticut	06890
(Address of Principal Executive Offices)	(Zip Code)

(203) 259-7843

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RGR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement with Christopher J. Killoy

On February 20, 2025, Sturm, Ruger & Company, Inc. (the “Company”) entered into a Second Amended and Restated Severance Agreement (“Killoy Agreement”) with Christopher J. Killoy, the Chief Executive Officer of the Company.

The Killoy Agreement provides for (i) Mr. Killoy to continue to serve as Chief Executive Officer of the Company until March 1, 2025, and to resign from such position on such date, (ii) Mr. Killoy to be employed as Special Advisor to the CEO and Board of Directors following such resignation until March 1, 2028, (iii) the Company to compensate Mr. Killoy for such services at the rate of $275,000 per annum, (iv) the continued vesting of Mr. Killoy’s restricted stock unit awards as if Mr. Killoy remained employed as the CEO of the Company and (v) a prohibition against Mr. Killoy engaging in certain activities that compete or interfere with the Company during the period he is providing services under the Killoy Agreement.

The foregoing description of the Killoy Agreement is qualified in its entirety by reference to the complete terms and conditions of the Killoy Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Agreement with Kevin B Reid, Sr.

On February 20, 2025, the Company entered into a transition agreement (the “Reid Agreement”), effective as of June 30, 2025, with Kevin B. Reid, Sr. , who will resign as Vice President, General Counsel and Corporate Secretary of the Company effective as of June 30, 2025.

The Reid Agreement provides for (i) Mr. Reid to continue working for the Company as Senior Counsel until his retirement on June 30, 2026, and (ii) the Company to compensate Mr. Reid at the rate of $400,000 per annum from June 30, 2025 through June 30, 2026.

The foregoing description of the Reid Agreement is qualified in its entirety by reference to the complete terms and conditions of the Reid Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Executive Officer Role; Killoy Agreement

As described in Item 1.01 (above), Mr. Killoy will resign as the Chief Executive Officer of the Company on March 1, 2025, at which time Mr. Todd W. Seyfert will become the Chief Executive Officer of the Company (as described more fully below). The disclosure set forth in Item 1.01 (above) concerning the terms and conditions of the Killoy Agreement are hereby incorporated by reference herein (qualified, with respect to the description of the Killoy Agreement, in its entirety by reference to the complete terms and conditions of the Killoy Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference).

Reid Agreement;

As described in Item 1.01 (above), Mr. Reid will resign as Vice President, General Counsel and Corporate Secretary of the Company effective as of June 30, 2025. The disclosure set forth in Item 1.01 (above) concerning the terms and conditions of the Reid Agreement are hereby incorporated by reference herein (qualified, with respect to the description of the Reid Agreement, in its entirety by reference to the complete terms and conditions of the Reid Agreement, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference).

Employment Agreement with Todd W. Seyfert

The disclosure set forth in the Current Report on Form 8-K filed by the Company on January 17, 2025 concerning the appointment of Mr. Todd W. Seyfert as President and Chief Executive Officer of the Company, effective as of March 1, 2025, and concerning the terms and conditions of the Employment Agreement, dated as of January 15, 2025, by and between Mr. Seyfert and the Company, is hereby incorporated by reference herein.

Mr. Seyfert, 55, has served as the President of Segment Land Vehicles Americas at Dometic Group AB since January 2024.  Prior to that Mr. Seyfert served as the Chief Executive Officer of FeraDyne Outdoors, LLC, a leading manufacturer of premium archery and hunting products, from February 2016 through May 2023.

There were no arrangements or understandings between Mr. Seyfert and any other person pursuant to which Mr. Seyfert was selected as President and Chief Executive Officer of the Company and there are no family relationships between Mr. Seyfert and any director or executive officer of the Company. Mr. Seyfert has no direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Agreement, dated as of February 20, 2025, by and between Sturm, Ruger & Company, Inc. and Christopher J. Killoy

10.2	Transition Agreement, dated as of February 20, 2025, by and between Sturm, Ruger & Company, Inc. and Kevin B. Reid, Sr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/S/ THOMAS A. DINEEN
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer,
Principal Accounting Officer,
Senior Vice President, Treasurer and
Chief Financial Officer

Dated: February 24, 2025

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